Exhibit 10.1

NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (“Agreement”) is made effective as of July 25, 2012, by and among Opexa Therapeutics, Inc., a Texas corporation (the “Company”), and each of the persons executing a copy of this Agreement (each an “Investor” and, collectively, the “Investors”).

Recitals

A.           WHEREAS, each Investor wishes to purchase from the Company, and the Company wishes to sell and issue to each Investor, upon the terms and conditions stated in this Agreement, (i) a convertible secured promissory note in the form attached hereto as Exhibit A (individually, a “Note” and, collectively, the “Notes”), which is convertible, upon the occurrence of certain events, into shares of the Company’s Series A Convertible Preferred Stock, no par value per share, having the rights, restrictions, preferences and privileges set forth in the Certificate of Designation in the form attached hereto as Exhibit B (the “Certificate of Designation”); and (ii) a warrant to purchase shares of the Company’s Common Stock, $0.01 par value per share (the “Common Stock”), in the form attached hereto as Exhibit C, identified by the Company as its “Series I Warrants”  (individually, a “Warrant” and, collectively, the “Warrants”);

WHEREAS, the initial principal amount of each Note and the number of shares of Common Stock subject to each Warrant are set forth on Schedule I attached hereto;

WHEREAS, contemporaneous with the execution of this Agreement, the parties hereto will execute and deliver a Registration Rights Agreement, in the form attached hereto as Exhibit D (the “Registration Rights Agreement”), pursuant to which the Company will agree to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, and applicable state securities laws;

WHEREAS, contemporaneous with the execution of this Agreement, the parties hereto will execute and deliver a Security Agreement, in the form attached hereto as Exhibit E (the “Security Agreement”), pursuant to which the Company will issue a security interest in substantially all of the Company’s assets in favor of the Investors;

WHEREAS, contemporaneous with the execution of this Agreement, the Company and Alkek & Williams Ventures, Ltd., a Texas limited partnership (as collateral agent for the Investors - the “Collateral Agent”), will execute and deliver a Depository Account Control Agreement, in the form attached hereby as Exhibit F (the “DACA”), pursuant to which the Company will agree to grant the Investors (including through the Collateral Agent) certain control rights relating to certain of the Company’s bank accounts; and

WHEREAS, contemporaneous with the execution of this Agreement, the Company and the Collateral Agent will execute and deliver a Patent and Trademark Security Agreement, in the form attached hereto as Exhibit G (the “Patent Security Agreement”), pursuant to which the Company will issue to the Collateral Agent for the benefit of the Investors a security interest in substantially all of the Company’s intellectual property.

NOW, THEREFORE, in consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.             Definitions.  In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings set forth below:

“1933 Act” means the Securities Act of 1933, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“1934 Act” means the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common control with, such Person.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York City are open for the general transaction of business.

“Certificate of Designation” means the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock filed with the Secretary of State of the State of Texas prior to the Initial Closing Date by which the Company (i) designated 80,000 shares of the Company’s authorized but unissued preferred stock, no par value, as Series A Preferred Stock and (ii) established the rights, restrictions, preferences and privileges of such Series A Preferred Stock, including the right to convert such Series A Preferred Stock into shares of Company’s Common Stock upon the occurrence of certain events.

“Closing” has the meaning set forth in Section 3.

“Closing Date” means the date of the Closing.  In the event there is more than one Closing, the term “Closing Date” shall mean, with respect to each Investor, the date of the Closing set forth next to the signature of each Investor.

“Collateral Agent” has the meaning set forth in the recitals.

“Common Stock” has the meaning set forth in the recitals.

“Company’s Knowledge” means the actual knowledge of the executive officers (as defined in Rule 405 under the 1933 Act) of the Company, after due inquiry.

“Control” (including the terms “controlling”, “controlled by” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Conversion Shares” means the shares of Series A Preferred Stock issuable upon conversion of the Notes, together with the shares of Common Stock issuable upon conversion of the Series A Preferred Stock.

“DACA” has the meaning set forth in the recitals.

“Disclosure Schedules” has the meaning set forth in Section 4.

“Effective Date” means the date on which the Registration Statement is declared effective by the SEC.

“Evaluation Date” has the meaning set forth in Section 4.16.

“Expansion Option” has the meaning set forth in Section 3.3.

“GAAP” has the meaning set forth in Section 4.12.

“HSR Act” has the meaning set forth in Section 7.10.

“HSR Act Restrictions” has the meaning set forth in Section 7.10.

“Indemnified Persons” has the meaning set forth in Section 8.2.

“Initial Closing Date” means the date of the initial Closing.

“Investor” has the meaning set forth in the Preamble.

“Material Adverse Effect” means a material adverse effect on (i) the assets, liabilities, results of operations, condition (financial or otherwise), business or prospects of the Company or (ii) the ability of the Company to perform its obligations under the Transaction Documents.

“Non-Participating Investor” has the meaning set forth in Section 3.3.

“Notes” has the meaning set forth in the recitals.

“Obligations” means all liabilities, responsibilities and other obligations of any name or nature under any of the Transaction Documents.

“Patent Security Agreement” has the meaning set forth in the recitals.

“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

“Prohibited Transaction” has the meaning set forth in Section 5.11.

“Purchase Price” means the amount paid by the Investors for each Note and Warrant.

“Registration Rights Agreement” has the meaning set forth in the recitals.

“Registration Statement” has the meaning set forth in the Registration Rights Agreement.

“Series A Preferred Stock” means the Company’s Series A Convertible Preferred Stock, no par value, having the rights, restrictions, preferences and privileges set forth in the Certificate of Designation, and which is convertible, as stated in the Certificate of Designation, into shares of the Company’s Common Stock.

“SEC” means the Securities and Exchange Commission.

“SEC Filings” has the meaning set forth in Section 4.6.

“Securities” means the Notes, the Conversion Shares, the Warrants and the Warrant Shares.

“Security Agreement” has the meaning set forth in the Recitals.

“Trading Affiliates” has the meaning set forth in Section 5.11.

“Transaction Documents” means this Agreement, the Notes, the Warrants, the Registration Rights Agreement, the Security Agreement, the DACA, the Patent Security Agreement and the Certificate of Designation.

“Transfer Agent” has the meaning set forth in Section 7.9.

“Warrants” has the meaning set forth in the recitals.

“Warrant Shares” means the shares of Common Stock issuable upon the exercise of the Warrants.

2.             Purchase and Issuance of the Notes and Warrants.  Subject to the terms and conditions of this Agreement, each of the Investors shall severally, and not jointly, purchase, and the Company shall sell and issue to the Investors, the Notes and the Warrants, each in the respective amounts set forth opposite the Investors’ names on Schedule I attached hereto in exchange for the applicable Purchase Price.

3.             Closing.

3.1      Upon the satisfaction or waiver of the conditions herein, the initial purchase and sale of the Notes and Warrants shall take place remotely via the exchange of documents and signatures, on or before July 25, 2012, or at such other time and place as the Company and the Investors mutually agree upon, orally or in writing (which time and place are designated as the “Closing”).  In the event there is more than one closing, the term “Closing” shall mean the initial Closing and each such subsequent Closing unless otherwise specified.

3.2      At the Closing, the Company shall deliver, or cause to be delivered, to each Investor (i) a convertible secured promissory note, representing the Note purchased by such Investor, and (ii) a warrant, representing the Warrant purchased by such Investor, against delivery to the Company by the Investor of payment of the Purchase Price for such Note and Warrant, by check or in immediately available funds by wire transfer to an account designated by the Company; provided, however, that in respect of the initial Closing and at the sole discretion of the Company upon written notice to each Investor participating in the initial Closing, the Company may elect to issue the Notes in initial principal amounts equal to 50% of the initial principal amounts otherwise issuable for which the Investors have subscribed and, in such an event, the following shall ensue:  (x) the Purchase Price otherwise payable by each Investor participating in the initial Closing shall be reduced by 50%; (y) all Warrants for which the Investors have subscribed shall be issued at the initial Closing regardless of the Company’s election to reduce the issuance of the Notes, and (z) the Company may call for the balance (i.e., 50%) of the full Purchase Price from each Investor participating in the initial Closing, in exchange for the 50% of the initial principal amount of the Notes not issued at the initial Closing, at any time within six (6) months of the initial Closing by written notice to each Investor, in which event the obligation of each Investor to pay such balance of the full Purchase Price promptly upon receipt of such notice (and thereupon to receive additional Notes in aggregate initial principal amounts equal to the balance (i.e., 50%) of the full Purchase Price) shall be absolute and unconditional.  The Company and the Investors shall also deliver such other documents as are called for herein.

3.3      On only one occasion, after the initial Closing, the Company may request that the Investors purchase, on the same terms and conditions as those contained in this Agreement and, except as otherwise provided below, for the same price as in the initial Closing (but without the scenario reflected in the proviso in Section 3.2), additional Notes and Warrants in aggregate initial principal amounts up to an amount which, when added to the principal amount of the Notes sold at the initial Closing, equals $8,000,000 (the “Expansion Option”).  If Investors holding Notes, Warrants and/or shares of Series A Preferred Stock representing at least 75% of the Common Stock issuable upon the conversion and/or exercise of all outstanding Notes, Warrants and shares of Series A Preferred Stock consent to the Expansion Option, then: (i) the closing of such Expansion Option shall occur on or before the date which is one hundred and twenty (120) days after the Initial Closing Date; (ii) each Investor may elect, in its sole discretion, whether or not to participate in the Expansion Option, (iii) the additional Notes shall first be offered to the existing Investors on a pro rata basis (based upon the principal amount of the Notes previously purchased); and (iv) each new Investor shall become a party to the Transaction Documents, as applicable, by executing and delivering a counterpart signature page to each of the Transaction Documents.  If any Investor elects not to purchase its pro rata amount of the additional Notes and Warrants (a “Non-Participating Investor”), the Investors that do elect to purchase additional Notes and Warrants shall be permitted to elect to purchase the Notes and Warrants otherwise allocable to the Non-Participating Investor on a pro rata basis, and such process shall be repeated, if necessary, until each Investor has been allocated the full amount of Notes and Warrants that such Investor elects to purchase.  Notwithstanding any provision herein to the contrary, the Expansion Option may not be consummated if, on the closing date for such consummation, either (x) the Series A Conversion Price (as defined in the Certificate of Designation), as adjusted to such closing date, is less than the sum of (A) the consolidated closing bid price of the Company’s Common Stock on the NASDAQ Stock Market on such closing date plus (B) $0.140625 (based upon $0.09375 per share of Common Stock for 75% warrant coverage plus $0.046875 for a potential 50% increase in warrant coverage in certain circumstances pursuant to the terms of the Warrants) or (y) the Warrant Exercise Price (as defined in the Warrants), as adjusted to such closing date, is less than the consolidated closing bid price of the Company’s Common Stock on the NASDAQ Stock Market on such closing date.

4.             Representations and Warranties of the Company.  The Company hereby represents and warrants to the Investors that as of the Initial Closing Date, except as set forth in the schedules delivered herewith (collectively, the “Disclosure Schedules”):

4.1      Organization, Good Standing and Qualification.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties.  The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or leasing necessary unless the failure to so qualify has not had and could not reasonably be expected to have a Material Adverse Effect.  The Company does not have any Subsidiaries.

4.2      Authorization.  The Company has full power and authority and has taken all requisite action on the part of the Company, its officers, directors and shareholders necessary for (i) the authorization, execution and delivery of the Transaction Documents, (ii) the authorization of the performance of all obligations of the Company hereunder or thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Securities.  The Transaction Documents constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

4.3      Capitalization.  Schedule 4.3 sets forth (immediately prior to the initial Closing) (a) the authorized capital stock of the Company on the date hereof, (b) the number of shares of capital stock issued and outstanding, (c) the number of shares of capital stock issuable pursuant to the Company’s stock plans, and (d) the number of shares of capital stock issuable and reserved for issuance pursuant to securities (other than the Notes or the Warrants) exercisable for, or convertible into or exchangeable for any shares of capital stock of the Company.  The Certificate of Designation designates 80,000 shares of the Company’s preferred stock as Series A Preferred Stock, and no such shares are currently issued or outstanding.  The rights, restrictions, preferences and privileges of the Series A Preferred Stock are as stated in the Certificate of Designation.

All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid, nonassessable and free of pre-emptive rights and were issued in full compliance with applicable state and federal securities law and any rights of third parties.  Except as described on Schedule 4.3, no Person is entitled to pre-emptive or similar statutory or contractual rights with respect to any securities of the Company.  Except as described on Schedule 4.3 or as contemplated by this Agreement, there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company is or may be obligated to issue any equity securities of any kind.  Except as described on Schedule 4.3, and for the Registration Rights Agreement or as contemplated by this Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the securityholders of the Company relating to the securities of the Company held by them.  Except as described on Schedule 4.3 and except as provided in the Registration Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the 1933 Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person.

The issuance and sale of the Securities hereunder will not obligate the Company to issue shares of Common Stock or other securities to any other Person (other than the Investors) and will not result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security, including with respect to any of the outstanding warrants and options listed on Schedule 4.3. The Company does not have outstanding shareholder purchase rights, a “poison pill” or any similar arrangement.

4.4      Valid Issuance.  The Notes and the Warrants have been duly and validly authorized.  Upon the due conversion of the Notes and the exercise of the Warrants, the Conversion Shares and the Warrant Shares, respectively, will be validly issued, fully paid and non-assessable free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.  The Company has reserved (i) a sufficient number of shares of Series A Preferred Stock for issuance upon conversion of the Notes, (ii) a sufficient number of shares of Common Stock for issuance upon the conversion of the Series A Preferred Stock, and (iii) a sufficient number of shares of Common Stock for issuance upon exercise of the Warrants, free and clear of all encumbrances and restrictions, except for restrictions on transfer set forth in the Transaction Documents or imposed by applicable securities laws and except for those created by the Investors.

4.5      Consents.  Except as described on Schedule 4.5, the execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than such filings as shall have been made prior to and shall be effective on and as of the Closing and such filings required to be made after the Closing pursuant to applicable state and federal securities laws which the Company undertakes to file within the applicable time periods.  Subject to the accuracy of the representations and warranties of each Investor set forth in Section 5 hereof, the Company has taken all action necessary to exempt from the registration requirements of the applicable state and federal securities laws (i) the issuance and sale of the Securities, (ii) the issuance of the Conversion Shares upon due conversion of the Notes and the Series A Preferred Stock, and (iii) the issuance of the Warrant Shares upon due exercise of the Warrants.

4.6      Delivery of SEC Filings; Business.  The Company has made available to the Investors through the EDGAR system, true and complete copies of the Company’s (i) Annual Report on Form 10-K for the fiscal year ended December 31, 2011, (ii) Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012 and (iii) Current Reports on Form 8-K filed since the most recent Annual Report on Form 10-K and prior to the date hereof (collectively, the “SEC Filings”).  The SEC Filings are the only filings required of the Company pursuant to the 1934 Act for such periods.  The Company is engaged in all material respects only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description in all material respects of the business of the Company, taken as a whole.

4.7      Use of Proceeds.  The net proceeds of the issuance and sale of the Notes and the Warrants hereunder shall be used by the Company (i) to proceed directly in a commercially reasonable manner to commencement of a Phase IIb clinical trial of Tcelna™ in Secondary Progressive MS patients, (ii) for the conduct of such trial and (iii) for working capital and corporate expenses while the Company is preparing to conduct and during the pendency of such trial.  The Company will, at all times while the Notes are outstanding, maintain a cash balance (inclusive of cash and cash equivalents) of no less than $1,000,000, subject to the DACA.

4.8      SEC Filings.  At the time of filing thereof, the SEC Filings complied as to form in all material respects with the requirements of the 1934 Act and did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

4.9      No Conflict, Breach, Violation or Default.  The execution, delivery and performance of the Transaction Documents by the Company and the issuance and sale of the Securities will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company’s Certificate of Formation or the Company’s Bylaws, both as in effect on the date hereof (true and complete copies of which have been made available to the Investors through the EDGAR system), as modified by the Certificate of Designation, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its assets or properties (except in the case of this clause (ii) for such breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect) or (iii) any agreement or instrument to which the Company is a party or by which the Company is bound (except in the case of this clause (iii) for such breaches, violations or defaults which would not, individually or in the aggregate, have a Material Adverse Effect).

4.10    Tax Matters.  The Company has timely prepared and filed all tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all taxes shown thereon or otherwise owed by it.  The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the Company’s Knowledge, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except for any assessment which is not material to the Company, taken as a whole.  All taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due.  There are no tax liens or claims pending or, to the Company’s Knowledge, threatened against the Company or any of its assets or property.  There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

4.11    Title to Properties.  Except as disclosed in the SEC Filings, the Company has good and marketable title to all real properties and all other properties and assets owned by it, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them or as disclosed in the SEC Filings; and except as disclosed in the SEC Filings, the Company holds any leased real or personal property under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

4.12    Financial Statements.  The financial statements included in each SEC Filing present fairly, in all material respects, the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) (except as may be disclosed therein or in the notes thereto).  Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof or as described on Schedule 4.12, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or could reasonably be expected to have a Material Adverse Effect.

4.13    No Directed Selling Efforts or General Solicitation.  Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

4.14    No Integrated Offering.  Neither the Company nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any security, under circumstances that would adversely affect reliance by the Company on Section 4(2) of the 1933 Act for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the 1933 Act.

4.15    Private Placement.  Assuming the accuracy of the representations set forth in Section 5, the offer and sale of the Securities to the Investors as contemplated hereby is exempt from the registration requirements of the 1933 Act.

4.16    Internal Controls.  The Company is in material compliance with the provisions of the Sarbanes-Oxley Act of 2002 currently applicable to the Company.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has established disclosure controls and procedures (as defined in 1934 Act Rules 13a-14 and 15d-14) for the Company and designed such disclosure controls and procedures to ensure that material information relating to the Company is made known to the certifying officers by others within those entities, particularly during the period in which the Company’s most recently filed period report under the 1934 Act, as the case may be, is being prepared.  The Company’s certifying officers have evaluated the effectiveness of the Company’s controls and procedures as of the end of the period covered by the most recently filed periodic report under the 1934 Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed periodic report under the 1934 Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there have been no significant changes in the Company’s internal controls (as such term is defined in Item 308 of Regulation S-K) or, to the Company’s Knowledge, in other factors that could significantly affect the Company’s internal controls.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with GAAP and the applicable requirements of the 1934 Act.

5.             Representations and Warranties of the Investors.  Each of the Investors hereby severally, and not jointly, represents and warrants to the Company that:

5.1      Organization and Existence.  Such Investor is either an individual or a validly existing corporation, limited partnership or limited liability company and has all requisite corporate, partnership or limited liability company power and authority to invest in the Securities pursuant to this Agreement.

5.2     Authorization.  The execution, delivery and performance by such Investor of the Transaction Documents to which such Investor is a party have been duly authorized and will each constitute the valid and legally binding obligation of such Investor, enforceable against such Investor in accordance with their respective terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

5.3      Purchase Entirely for Own Account.  The Securities to be received by such Investor hereunder will be acquired for such Investor’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the 1933 Act, and such Investor has no present intention of selling, granting any participation in, or otherwise distributing the same in violation of the 1933 Act without prejudice, however, to such Investor’s right at all times to sell or otherwise dispose of all or any part of such Securities in compliance with applicable federal and state securities laws.  Nothing contained herein shall be deemed a representation or warranty by such Investor to hold the Securities for any period of time.  Such Investor is not a broker-dealer registered with the SEC under the 1934 Act or an entity engaged in a business that would require it to be so registered.

5.4      Investment Experience.  Such Investor acknowledges that it can bear the economic risk and complete loss of its investment in the Securities and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment contemplated hereby.

5.5      Disclosure of Information.  Such Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities.  Such Investor acknowledges receipt of copies of the SEC Filings.  Neither such inquiries nor any other due diligence investigation conducted by such Investor shall modify, amend or affect such Investor’s right to rely on the Company’s representations and warranties contained in this Agreement.

5.6      Restricted Securities.  Such Investor understands that the Securities are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.  Such Investor represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.  Such Investor acknowledges that the Securities have not been registered under the 1933 Act or registration or qualified under any applicable blue sky laws in reliance, in part, on the representations and warranties herein.

5.7      Legends.  It is understood that, except as provided below, certificates evidencing the Securities may bear the following or any similar legend:

(a) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED (THE “ACT”), OR ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR AN EXEMPTION THEREFROM.  THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT.”

(b) If required by the authorities of any state in connection with the issuance of sale of the Securities, the legend required by such state authority.

5.8      Accredited Investor.  Such Investor is an accredited investor as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

5.9      No General Advertisement.  Such Investor did not learn of the investment in the Securities as a result of any public solicitation or advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television, radio or internet or presented at any seminar or other general advertisement.

5.10    Brokers and Finders.  No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of such Investor.

5.11    Prohibited Transactions.  During the last thirty (30) days prior to the date hereof, neither such Investor nor any Affiliate of such Investor which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to such Investor’s investments or trading or information concerning such Investor’s investments, including in respect of the Securities, or (z) is subject to such Investor’s review or input concerning such Affiliate’s investments or trading (collectively, “Trading Affiliates”) has, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “put equivalent position” (as defined in Rule 16a-1(h) under the 1934 Act) with respect to the Common Stock, granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock, or otherwise sought to hedge its position in the Securities (each, a “Prohibited Transaction”).  Prior to the earliest to occur of (i) the termination of this Agreement or (ii) the Effective Date, such Investor shall not, and shall cause its Trading Affiliates not to, engage, directly or indirectly, in a Prohibited Transaction.  Such Investor acknowledges that the representations, warranties and covenants contained in this Section 5.11 are being made for the benefit of the Investors as well as the Company and that each of the other Investors shall have an independent right to assert any claims against such Investor arising out of any breach or violation of the provisions of this Section 5.11.

5.12    Financial Condition.  Such Investor has received and reviewed such information as the Investor deems necessary in order to make an informed investment decision, including, without limitation, relating to the Company’s current assets, liabilities, cash position, burn rate and liquidity position.

5.13    Limitation on Conversion or Exercise.  Such Investor understands and acknowledges that, unless and until the Company obtains shareholder approval in accordance with applicable rules of the NASDAQ Stock Market permitting the issuance of shares which would result in an Investor beneficially owning in excess of 20% of the Common Stock or the voting power of the Company’s securities (with respect to matters on which the Common Stock votes) as the result of any conversion of Notes (as well as the underlying Series A Preferred Stock) or exercise of Warrants, each of the Notes, the Warrants and the Certificate of Designation will include certain limitations on a holder’s ability to convert Notes, convert shares of Series A Preferred Stock and/or exercise Warrants.

6.             Conditions to Closing.

6.1      Conditions to the Investors’ Obligations. The obligation of each Investor to purchase the Notes and Warrants at the Closing is subject to the fulfillment to such Investor’s satisfaction, on or prior to the Closing Date, of the following conditions, any of which may be waived by such Investor (as to itself only):

(a) The representations and warranties made by the Company in Section 4 hereof qualified as to materiality shall be true and correct at all times prior to and on the Initial Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties made by the Company in Section 4 hereof not qualified as to materiality shall be true and correct in all material respects at all times prior to and on the Initial Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.  The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it on or prior to the Initial Closing Date.

(b) The Company shall have obtained any and all consents, permits, approvals, registrations and waivers necessary or appropriate for consummation of the purchase and sale of the Securities and the consummation of the other transactions contemplated by the Transaction Documents, all of which shall be in full force and effect.

(c) The Certificate of Designation shall have been duly filed with the Secretary of State of the State of Texas and shall be in full force and effect as of the Closing Date.

(d) The Company shall have executed and delivered the Registration Rights Agreement.

(e) The Company shall have executed and delivered the Security Agreement.

(f) The Company shall have executed and delivered the DACA.

(g) The Company shall have executed and delivered the Patent Security Agreement.

(h) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby or in the other Transaction Documents.

(i) The Company shall have delivered a Certificate, executed on behalf of the Company by its Chief Executive Officer, dated as of the Closing Date, certifying to the fulfillment of the conditions specified in Subsections (a), (b), (h) and (k) of this Section 6.1.

(j) The Company shall have delivered a Certificate, executed on behalf of the Company by its Secretary, dated as of the Closing Date, certifying the resolutions adopted by the Board of Directors of the Company approving the transactions contemplated by this Agreement and the other Transaction Documents and the issuance of the Securities, certifying the current versions of the Certificate of Formation and Bylaws of the Company and certifying as to the signatures and authority of persons signing the Transaction Documents and related documents on behalf of the Company.

(k) No stop order or suspension of trading shall have been imposed by the SEC or any other governmental or regulatory body with respect to public trading in the Common Stock.

6.2      Conditions to Obligations of the Company.  The Company’s obligation to sell and issue the Notes and Warrants at the Closing is subject to the fulfillment to the satisfaction of the Company on or prior to the Closing Date of the following conditions, any of which may be waived by the Company:

(a) The representations and warranties made by the Investors in Section 5 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on and as of said date.  The Investors shall have performed in all material respects all obligations and covenants herein required to be performed by them on or prior to the Closing Date.

(b) The Investors shall have executed and delivered the Registration Rights Agreement.

(c) The Investors shall have executed and delivered the Security Agreement.

(d) The Collateral Agent shall have executed and delivered the DACA.

(e) The Collateral Agent shall have executed and delivered the Patent Security Agreement.

(f) The Investors shall have delivered the Purchase Price to the Company.

6.3      Termination of Obligations to Effect Initial Closing; Effects.

(a) The obligations of the Company, on the one hand, and the Investors, on the other hand, to effect the initial Closing shall terminate as follows:

(i) Upon the mutual written consent of the Company and the Investors;

(ii) By the Company if any of the conditions set forth in Section 6.2 shall have become incapable of fulfillment, and shall not have been waived by the Company;

(iii) By an Investor (with respect to itself only) if any of the conditions set forth in Section 6.1 shall have become incapable of fulfillment, and shall not have been waived by the Investor; or

(iv) By either the Company or any Investor (with respect to itself only) if the initial Closing has not occurred on or prior to 5:00 p.m., Houston time, on July 25, 2012;  provided, however, that, except in the case of clause (i) above, the party seeking to terminate its obligation to effect the initial Closing shall not then be in breach of any of its representations, warranties, covenants or agreements contained in this Agreement or the other Transaction Documents if such breach has resulted in the circumstances giving rise to such party’s seeking to terminate its obligation to effect the initial Closing.

(b) In the event of termination by the Company or any Investor of its obligations to effect the initial Closing pursuant to this Section 6.3, written notice thereof shall forthwith be given to the other Investors and the other Investors shall have the right to terminate their obligations to effect the initial Closing upon written notice to the Company and the other Investors.  Nothing in this Section 6.3 shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or the other Transaction Documents or to impair the right of any party to compel specific performance by any other party of its obligations under this Agreement or the other Transaction Documents.

7.             Covenants and Agreements of the Company.

7.1      Reservation of Preferred Stock and Common Stock.  The Company shall at all times reserve and keep available the following:  (i) out of its authorized but unissued shares of Preferred Stock, solely for the purpose of providing for the conversion of the Notes, such number of shares of Series A Preferred Stock as shall from time to time equal the number of shares sufficient to permit the conversion of the Notes; (ii) out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the conversion of the Series A Preferred Stock, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the conversion of the Series A Preferred Stock; and (iii) out of its authorized but unissued shares of Common Stock, solely for the purpose of providing for the exercise of the Warrants, such number of shares of Common Stock as shall from time to time equal the number of shares sufficient to permit the exercise of the Warrants, issued pursuant to this Agreement in accordance with their respective terms.

7.2      Reports.  The Company will furnish to the Collateral Agent, promptly after the end of each calendar month, the following: (a) all SEC Filings made by the Company during such calendar month, and (b) all of the information set forth on Schedule II attached hereto.

7.3      Other Information.  The Company will furnish to the Investors and/or their assignees such information relating to the Company and any Subsidiaries as from time to time may reasonably be requested by the Investors and/or their assignees; provided, however, that the Company shall not disclose material nonpublic information to the Investors, or to advisors to or representatives of the Investors, unless prior to disclosure of such information the Company identifies such information as being material nonpublic information and provides the Investors and such advisors and representatives with the opportunity to accept or refuse to accept such material nonpublic information for review and any Investor (and any advisors and representatives) wishing to obtain such information enters into an appropriate confidentiality agreement with the Company with respect thereto.

7.4      No Conflicting Agreements.  The Company will not take any action, enter into any agreement or make any commitment that would conflict or interfere in any material respect with the Company’s obligations to the Investors under the Transaction Documents.

7.5      Compliance with Laws.  The Company will comply in all material respects with all applicable laws, rules, regulations, orders and decrees of all governmental authorities.

7.6      Listing of Underlying Shares and Related Matters.  Promptly following the Closing, the Company shall take all necessary action to cause (i) the Warrant Shares and (ii) the Common Stock underlying the Series A Preferred Stock issuable upon conversion of the Notes to be listed on the NASDAQ Stock Market as soon as practicable after the Closing Date.  Further, if the Company applies to have its Common Stock or other securities traded on any other principal stock exchange or market, it shall include in such application the Warrant Shares and the Common Stock underlying the Series A Preferred Stock issuable upon conversion of the Notes, and will take such other action as is necessary to cause such Common Stock to be so listed.  Once approved for listing, the Company will use commercially reasonable efforts to continue the listing and trading of its Common Stock on the NASDAQ Stock Market and, in accordance, therewith, will use commercially reasonable efforts to comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of such market or exchange, as applicable.

7.7      DACA.  The Company shall, immediately upon the receipt of Purchase Price proceeds totaling at least $1,000,000 in the aggregate (and in any event not later than 5:00 p.m., Houston, Texas time on the date of Closing), cause an account subject to the DACA to be funded with at least $1,000,000 in immediately available funds.

7.8      Termination of Covenants.  The provisions of Sections 7.2, 7.3 and 7.7 shall terminate and be of no further force and effect on the date on which the Company’s obligations under the Convertible Notes have been paid in full or otherwise discharged.

7.9      Removal of Legends.  Upon the registration for resale pursuant to the Registration Rights Agreement with respect to the applicable Securities then held by such Investor, the Company shall (A) deliver to the transfer agent for the Common Stock (the “Transfer Agent”) irrevocable instructions that the Transfer Agent shall reissue a certificate representing shares of Common Stock without legends upon receipt by such Transfer Agent of the legended certificates for such shares, together with a statement by the Investor or the Investor’s broker that such Investor has sold the shares of Common Stock represented thereby in accordance with the Plan of Distribution contained in the Registration Statement and, if applicable, in accordance with any prospectus delivery requirements, and (B) cause its counsel to deliver to the Transfer Agent one or more blanket opinions to the effect that the removal of such legends in such circumstances may be effected under the 1933 Act.

7.10    HR Compliance.  The Company acknowledges that issuance of the Warrant Shares, Notes, Series A Preferred Stock, or Common Stock underlying the Series A Preferred Stock issuable upon conversion of the Notes to an Investor may subject such Investor to the filing requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”).  As a result, such issuance may be subject to compliance by the Investors with all applicable filing requirements and the expiration of all waiting periods under the HSR Act (the “HSR Act Restrictions”).  If, on or before the expiration of any period of time for an Investor to exercise any right or comply with any obligation with respect to the Warrant Shares, Notes, Series A Preferred Stock, or Common Stock underlying the Series A Preferred Stock issuable upon conversion of the Notes under any Transaction Document or otherwise, such Investor has notified the Company of its inability to exercise such right or comply with such obligation prior to the expiration of such period because of HSR Act Restrictions, such Investor shall be entitled to exercise such right or comply with such obligation without waiver or breach of any Transaction Document, notwithstanding the fact that the exercise of such right or compliance with such obligation would occur after expiration of such period, so long as such Investor uses its reasonable best efforts to comply with the filing requirements of the HSR Act (including its waiting periods) until such time as such Investor exercises such right or complies with such obligation.  The Company will cooperate with each Investor in making all applicable filings under the HSR Act.

8.             Survival and Indemnification.

8.1      Survival.  The representations, warranties, covenants and agreements contained in this Agreement shall survive the Closing of the transactions contemplated by this Agreement.

8.2      Indemnification.  The Company agrees to indemnify and hold harmless each Investor and its Affiliates and their respective directors, officers, employees and agents (collectively, “Indemnified Persons”) from and against any and all losses, claims, damages, liabilities, expenses, penalties, actions, judgments, suits, claims, and disbursements of any kind or nature whatsoever (including without limitation reasonable attorney fees and disbursements and other expenses reasonably incurred in connection with investigating, preparing or defending any action, claim or proceeding, pending or threatened and the costs of enforcement thereof) (collectively, “Losses”) (a) arising out of or related to any breach, inaccuracy or non-fulfillment, as applicable, of any representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Transaction Documents, or (b) incurred in connection with any action or proceeding against the Company or any Indemnified Person arising out of or in connection with the Transaction Documents (or any other document or instrument executed pursuant to the Transaction Documents) or the transactions contemplated in any Transaction Document, other than Losses that are finally determined in such action or proceeding to be primarily or directly a result of (i) the gross negligence of such Indemnified Person; (ii) a breach of a fiduciary duty, if any, owed by such Indemnified Person to the Company; (iii) the willful misconduct or a knowing violation of applicable law by such Indemnified Person; or (iv) a transaction from which such Indemnified Person received an improper personal benefit.  The Company will reimburse any such Indemnified Person for all such amounts as they are incurred by such Person.

8.3      Conduct of Indemnification Proceedings.  Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Section 8.2, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is materially prejudiced by such failure to notify.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; or (ii) in the reasonable judgment of counsel to such Indemnified Person representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent, or if there be a final judgment for the plaintiff, the Company shall indemnify and hold harmless such Indemnified Person from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment.  Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

9.             Miscellaneous.

9.1      Successors and Assigns.  This Agreement may not be assigned by a party hereto without the prior written consent of the Company or the Investors, as applicable; provided, however, that an Investor may assign its rights and delegate its duties hereunder in whole or in part to an Affiliate or to a third party acquiring some or all of its Securities in a private transaction without the prior written consent of the Company or the other Investors, after notice duly given by such Investor to the Company and the Collateral Agent (with such notice to include the assignee’s “Address for Notices” as set forth on the signature pages hereto) provided that no such assignment or obligation shall affect the obligations of such Investor hereunder.  The provisions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties.  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

9.2      Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  A signature to this Agreement transmitted electronically shall have the same authority, effect and enforceability as an original signature.

9.3      Titles and Subtitles.  The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

9.4      Notices.  Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by an internationally recognized overnight air courier, then such notice shall be deemed given one Business Day after delivery to such carrier.  All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

Opexa Therapeutics, Inc.
2635 Technology Forest Blvd.
The Woodlands, Texas  77381
Attention:  President
Facsimile:  (281) 872-8585

With a copy to:

Pillsbury Winthrop Shaw Pittman LLP
12255 El Camino Real, Suite 300
San Diego, California  92130
Attention:  Mike Hird, Esq.
Facsimile:  (858) 509-4010

If to the Investors:

to the addresses set forth on the signature pages hereto.

Each of the Investors agrees to provide prompt written notice to the Collateral Agent and the Company of any change to its applicable notice information set forth on the signature pages hereto.

9.5      Expenses.  The parties hereto shall pay their own costs and expenses in connection herewith; provided, however, that immediately following the initial Closing, the Company shall reimburse Alkek & Williams Ventures, Ltd. (as the lead Investor) for its legal fees and expenses incurred in connection with negotiation the Transaction Documents.  In the event that legal proceedings are commenced by any party to this Agreement against another party to this Agreement in connection with this Agreement or the other Transaction Documents, the party or parties which do not prevail in such proceedings shall severally, but not jointly, pay their pro rata share of the reasonable attorneys’ fees (based upon the relative number of Notes and Warrants purchased hereunder by each Investor) and other reasonable out-of-pocket costs and expenses incurred by the prevailing party in such proceedings.

9.6      Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Investors holding Notes, Warrants and/or shares of Series A Preferred Stock representing at two thirds (66-2/3%) of the Common Stock issuable upon the conversion and/or exercise of all outstanding Notes, Warrants and shares of Series A Preferred Stock.  Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Securities purchased under this Agreement at the time outstanding, each future holder of all such Securities, and the Company.

9.7      Publicity.  Except as set forth below, no public release or announcement concerning the transactions contemplated hereby shall be issued by the Company or the Investors without the prior consent of the Company (in the case of a release or announcement by the Investors) or the Investors (in the case of a release or announcement by the Company), which consents shall not be unreasonably withheld, except in the instance of the Company as such release or announcement may be required by law or the applicable rules or regulations of any securities exchange or securities market.  In addition, the Company will make such other filings and notices in the manner and time required by the SEC.  Notwithstanding the foregoing, the Company shall not publicly disclose the name of any Investor, or include the name of any Investor in any filing with the SEC (other than the Registration Statement and any exhibits to filings made in respect of this transaction in accordance with periodic filing requirements under the 1934 Act) or any regulatory agency, without the prior written consent of such Investor, except to the extent such disclosure is required by law or trading market regulations, in which case the Company shall provide the Investors with prior notice of such disclosure.

9.8      Severability.  Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof but shall be interpreted as if it were written so as to be enforceable to the maximum extent permitted by applicable law, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  To the extent permitted by applicable law, the parties hereby waive any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

9.9      Entire Agreement.  This Agreement, including the Exhibits and the Disclosure Schedules, and the other Transaction Documents constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

9.10    Further Assurances.  The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

9.11    Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of Texas without regard to the choice of law principles thereof.  Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of Texas located in Harris County and the United States District Court for the Southern District of Texas for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby.  Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods as are specified for the giving of notices under this Agreement.  Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.  EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

9.12    Independent Nature of Investors’ Obligations and Rights.  The obligations of each Investor under any Transaction Document are several and not joint with the obligations of any other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any other Investor under any Transaction Document.  The decision of each Investor to purchase Securities pursuant to the Transaction Documents has been made by such Investor independently of any other Investor.  Nothing contained herein or in any Transaction Document, and no action taken by any Investor pursuant thereto, shall be deemed to constitute the Investors as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Investor acknowledges that no other Investor has acted as agent for such Investor in connection with making its investment hereunder and that no Investor will be acting as agent of such Investor in connection with monitoring its investment in the Securities or enforcing its rights under the Transaction Documents.  Each Investor shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of the other Transaction Documents, and it shall not be necessary for any other Investor to be joined as an additional party in any proceeding for such purpose.

[signature pages follow]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

THE COMPANY:

OPEXA THERAPEUTICS, INC.

By:
Name:	Neil K. Warma
Title:	President and Chief Executive Officer

[signature page to Note Purchase Agreement]

IN WITNESS WHEREOF, the parties have executed this Agreement or caused their duly authorized officers to execute this Agreement as of the date first above written.

THE INVESTORS:

By:
Printed Name:
Title (if applicable):
Entity Name (if applicable):

Aggregate Purchase Price:	$
Closing Date (if multiple tranches):

Address for Notices:

Attention:
Facsimile:
Email:

[signature page to Note Purchase Agreement]

SCHEDULE I

Investor	Principal amount of Note	Number of shares subject to Warrant
Alkek & Williams Ventures Ltd.	$500,000	468,750
Albert and Margaret Alkek Foundation	$300,000	281,250
DLD Family Investments, LLC	$500,000	468,750
Charles E. Sheedy	$250,000	234,375
George McDaniel	$200,000	187,500
Robert & Susan deRose Family Trust 11/16/86	$100,000	93,750
David L. Anderson	$75,000	70,313
The Arnold Corporation	$200,000	187,500
Paul Anthony Jacobs & Nancy E. Jacobs Joint Trust U/A dated 10/16/97	$100,000	93,750
J.R. Seward Revocable Trust DTD 11/05/97	$100,000	93,750
Mossman Partners LP	$50,000	46,875
Arrow Realty, LLC	$200,000	187,500
William F. Miller III	$50,000	46,875
Tom Juda and Nancy Juda Living Trust	$300,000	281,250
JMJ Financial	$500,000	468,750
Neil K. Warma	$15,000	14,063
David E. Jorden	$115,000	107,813
DIT Equity Holdings, LLC	$100,000	93,750
Brio Capital L.P.	$300,000	281,250
The James P Miscoll Bypass Trust	$30,000	28,125
Iroquois Master Fund Ltd.	$100,000	93,750

Total	$4,085,000	3,829,688

SCHEDULE II

MONTHLY REPORTING OBLIGATIONS

In accordance with Section 7.2(b) of the Agreement, the Company will furnish to Alkek & Williams Ventures, Ltd., a Texas limited partnership (as collateral agent for the Investors), promptly after the end of each calendar month, the following information:

1.	Unaudited monthly income statements comparing the Company’s actual performance to its budgeted performance;
2.
A bank statement pertaining to the Company’s segregated cash account (minimum $1,000,000), which the Company will use its commercially reasonable efforts to cause the bank to send directly to the Investors;

3.	Borrower’s Certificate that includes:
a.
A representation from the Company’s Chief Financial Officer that the Company (i) is meeting all of its financial obligations on a timely basis, and (ii) that the Company is not past due on its rent payable under the terms of its real property lease(s), payroll, taxes, insurance, utilities, licensing fees (if any), accounts payable to any of its major suppliers, and equipment leases; and

b.	A list of any accounts payable for which the Company is then currently more than thirty (30) days past due.
4.	A list of the Company’s non-segregated cash balances.

EXHIBIT A

Form of Note

(to be attached)

EXHIBIT B

Form of Certificate of Designation

(to be attached)

EXHIBIT C

Form of Series I Warrant

(to be attached)

EXHIBIT D

Form of Registration Rights Agreement

(to be attached)

EXHIBIT E

Form of Security Agreement

(to be attached)

EXHIBIT F

Form of Deposit Account Control Agreement

(to be attached)

EXHIBIT G

Form of Patent and Trademark Security Agreement

(to be attached)